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Exhibit 99.1 Barnes Group Inc. 123 Main Street Bristol, CT 06010

NEWS RELEASE

BARNES GROUP INC. REPORTS
SECOND QUARTER 2015 FINANCIAL RESULTS

▪	Net Sales of $315 million, down 2%; Organic Sales up 4%

▪	Operating Margin of 16.1%; Adjusted Operating Margin of 16.3%, up 90 bps

▪	Diluted Net Income per Share of $0.61; Adjusted Diluted Net Income per Share of $0.62, up 5%

▪	2015 EPS from Continuing Operations Guidance Updated to $2.43 to $2.53 per diluted share; On an Adjusted Basis, $2.45 to $2.55 per diluted share, up 5% to 9%

BRISTOL, Conn., July 24, 2015 - Barnes Group Inc. (NYSE: B), an international industrial and aerospace manufacturer and service provider, today reported financial results for the second quarter of 2015. Net sales of $315 million were down 2% from $322 million in the second quarter of 2014 as positive organic growth of approximately 4% was more than offset by unfavorable foreign exchange of 6%. Net Income for the second quarter was $34.2 million, or $0.61 per diluted share, compared to $30.2 million, or $0.54 per diluted share in the prior year period. On an adjusted basis, net income was $0.62 per diluted share, up 5% from $0.59 a year ago. Second quarter 2015 adjusted net income excludes $0.6 million pre-tax, or $0.01 per diluted share, of the last remaining Männer short-term purchase accounting adjustments. Second quarter 2014 adjusted net income excludes the impact of Männer short-term purchase accounting adjustments of $1.9 million pre-tax, or $0.02 per diluted share, and costs related to the closure of production operations at Associated Spring’s Saline, Michigan facility which were $2.3 million pre-tax, or $0.03 per diluted share.
A table reconciling second quarter 2015 and 2014 non-GAAP adjusted results presented in this release to our GAAP results is included at the end of this press release.
“Barnes Group performed well in the second quarter led by our products and systems- based Industrial businesses serving the tool & die and plastics end-markets,” said Patrick J. Dempsey, President and Chief Executive Officer of Barnes Group Inc. “In addition, our Aerospace Revenue Sharing Programs experienced significant year-over-year growth which helped further expand operating margins. While overall performance was solid, results varied among our individual businesses as we are seeing softness develop in certain North American industrial markets and within China. Even so, we expect 2015 to be another year of good organic growth, operating margin expansion and cash generation” added Dempsey.

Industrial

•
Second quarter 2015 sales were $202.6 million, down 5% from $212.8 million in the same period last year. Unfavorable foreign exchange reduced sales by approximately $20 million, or 9%. Organic sales growth remained solid, up 5% in the quarter, primarily driven by favorable end-

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markets served by our tool & die and plastics businesses.

•
Operating profit in the second quarter of 2015 was $30.0 million, compared to $28.8 million in the prior year period, benefiting from $1.3 million in lower Männer short-term purchase accounting adjustments and the absence of last year’s $2.3 million Saline restructuring charge. Excluding these items, adjusted operating profit of $30.6 million was down 7% from $32.9 million a year ago. The operating profit benefit from the contribution of organic sales growth was more than offset by lower productivity, including incremental costs related to new product introductions to support future growth programs, and the unfavorable impact of foreign exchange. Adjusted operating margin was 15.1%, down 40 bps from last year’s adjusted operating margin of 15.5%.

Aerospace

•
Second quarter 2015 sales were $112.4 million, up 3% from $109.3 million in the same period last year. Spare part sales in Aerospace Aftermarket were up significantly, while Aftermarket maintenance, repair and overhaul ("MRO") and Aerospace original equipment manufacturing (“OEM”) sales were essentially flat year-over-year.

•
Operating profit was $20.7 million for the second quarter of 2015, up 24% from $16.6 million in the prior year period. The operating profit increase was primarily driven by higher contributions from spare parts sales. In addition, the Component Repair Programs in the MRO business and favorable product mix in the OEM business likewise benefitted operating profit. Operating margin was 18.4% in the quarter, up 320 bps from 15.2% a year ago primarily from the favorable aftermarket contribution.

•	Aerospace backlog was $536 million at the end of the second quarter of 2015, up 2% year-over-year, and down 1% sequentially from the first quarter of 2015.
Additional Information

•	Interest expense decreased $0.2 million to $2.6 million in the second quarter primarily as a result of lower average borrowings which was offset in part by a higher average interest rate.

•
The Company's effective tax rate from continuing operations for the second quarter of 2015 was 28.4% compared with 27.7% in the second quarter of 2014 and 27.6% for the full year 2014. The effective tax rate increase in 2015 over the full year 2014 rate is primarily due to the expiration of certain tax holidays.

2015 Outlook
Barnes Group now expects 2015 organic revenue growth of 4% to 6% with total revenue growth essentially flat after consideration of unfavorable foreign exchange of approximately 5%. Operating margins are forecasted to be about 16.5%. GAAP earnings from continuing operations are now expected to be in the range of $2.43 to $2.53 per diluted share. Excluding $0.02 of the final Männer short-term purchase accounting adjustments recorded in 2015, adjusted diluted earnings per share from continuing operations is expected to be in the range of $2.45 to $2.55, up 5% to 9% from 2014’s adjusted diluted earnings per share of $2.34. Further, the Company anticipates capital expenditures of approximately $55 million and cash conversion to approximate 100% of net income.

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Conference Call
Barnes Group Inc. will conduct a conference call with investors to discuss second quarter 2015 results at 8:30 a.m. ET today, July 24, 2015. The public may access the conference through a live audio webcast available on the Investor Relations section of Barnes Group’s website at www.BGInc.com. The conference is also available by direct dial at (877) 201-0168 in the U.S. or (647) 788-4901 outside of the U.S.; Conference ID 37826658. Supplemental materials will be posted to the Investor Relations section of the Company's website prior to the conference call.
In addition, the call will be recorded and available for playback from 12:00 p.m. (ET) on Friday, July 24, 2015 until 11:59 p.m. (ET) on Friday, July 31, 2015, by dialing (404) 537-3406; Conference ID 37826658.

About Barnes Group
Founded in 1857, Barnes Group Inc. (NYSE: B) is an international industrial and aerospace manufacturer and service provider, serving a wide range of end markets and customers. The highly engineered products, differentiated industrial technologies, and innovative solutions delivered by Barnes Group are used in far-reaching applications that provide transportation, manufacturing, healthcare products, and technology to the world. Barnes Group’s approximately 4,500 skilled and dedicated employees, at more than 60 locations worldwide, are committed to achieving consistent and sustainable profitable growth. For more information, visit www.BGInc.com.

Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future operating and financial performance and financial condition, and often contain words such as "anticipate," "believe," "expect," "plan," "strategy," "estimate," "project," and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These include, among others: difficulty maintaining relationships with employees, including unionized employees, customers, distributors, suppliers, business partners or governmental entities; failure to successfully negotiate collective bargaining agreements or potential strikes, work stoppages or other similar events; difficulties leveraging market opportunities; changes in market demand for our products and services; rapid technological and market change; the ability to protect intellectual property rights; introduction or development of new products or transfer of work; higher risks in international operations and markets; the impact of intense competition; acts of terrorism, cybersecurity attacks or intrusions that could adversely impact our businesses; and other risks and uncertainties described in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by the Company, including, among others, uncertainties relating to conditions in financial markets; currency fluctuations and foreign currency exposure; future financial performance of the industries or customers that we serve; our dependence upon revenues and earnings from a small number of significant customers; a major loss of customers; inability to realize expected sales or profits from existing backlog due to a range of factors, including insourcing decisions, material changes, production schedules and volumes of specific programs; the impact of government budget and funding decisions; changes in raw material or product prices and availability; integration of acquired businesses; restructuring costs or savings; the continuing impact of prior acquisitions and divestitures and our pending acquisition of Thermoplay S.p.A. and any other future strategic actions, including acquisitions, joint ventures, divestitures, restructurings, or strategic business realignments, and our ability to achieve the financial and operational targets set in connection with any such actions; the outcome of pending and future legal, governmental, or regulatory proceedings and contingencies and uninsured claims; future repurchases of common stock; future levels of indebtedness; and numerous other matters of a global, regional or national scale, including those of a political, economic, business, competitive, environmental, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

Contact:
Barnes Group Inc.
William Pitts
Director, Investor Relations
860.583.7070

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2015	2014	% Change	2015	2014	% Change
Net sales	$314,941	$322,074	(2.2)	$615,515	$634,173	(2.9)

Cost of sales	204,121	211,705	(3.6)	402,477	426,261	(5.6)
Selling and administrative expenses	60,171	64,988	(7.4)	118,494	127,406	(7.0)
	264,292	276,693	(4.5)	520,971	553,667	(5.9)
Operating income	50,649	45,381	11.6	94,544	80,506	17.4

Operating margin	16.1%	14.1%		15.4%	12.7%

Interest expense	2,586	2,804	(7.8)	5,306	6,123	(13.3)
Other expense (income), net	237	792	(70.1)	318	1,027	(69.0)
Income before income taxes	47,826	41,785	14.5	88,920	73,356	21.2
Income taxes	13,599	11,557	17.7	25,617	20,375	25.7
Net income	$34,227	$30,228	13.2	$63,303	$52,981	19.5
Common dividends	$6,555	$5,966	9.9	$13,126	$11,937	10.0

Per common share:

Net income:
Basic	$0.62	$0.55	12.7	$1.15	$0.97	18.6
Diluted	$0.61	$0.54	13.0	$1.14	$0.95	20.0
Dividends	0.12	0.11	9.1	0.24	0.22	9.1

Weighted average common shares outstanding:
Basic	55,134,890	54,740,750	0.7	55,111,019	54,695,865	0.8
Diluted	55,695,258	55,927,881	(0.4)	55,677,166	55,950,467	(0.5)

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BARNES GROUP INC.
OPERATIONS BY REPORTABLE BUSINESS SEGMENT
(Dollars in thousands)
(Unaudited)

	Three months ended June 30,				Six months ended June 30,
	2015	2014	% Change		2015	2014	% Change
Net sales
Industrial	$202,589	$212,768	(4.8)		$402,938	$416,656	(3.3)
Aerospace	112,356	109,310	2.8		212,581	217,521	(2.3)
Intersegment sales	(4)	(4)	—		(4)	(4)	—
Total net sales	$314,941	$322,074	(2.2)		$615,515	$634,173	(2.9)

Operating profit
Industrial	$29,979	$28,765	4.2		$60,958	$48,140	26.6
Aerospace	20,670	16,616	24.4		33,586	32,366	3.8
Total operating profit	$50,649	$45,381	11.6		$94,544	$80,506	17.4

Operating margin			Change				Change
Industrial	14.8%	13.5%	130	bps.	15.1%	11.6%	350	bps.
Aerospace	18.4%	15.2%	320	bps.	15.8%	14.9%	90	bps.
Total operating margin	16.1%	14.1%	200	bps.	15.4%	12.7%	270	bps.

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BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$81,967	$46,039
Accounts receivable	283,918	275,890
Inventories	210,302	212,044
Deferred income taxes	27,628	31,849
Prepaid expenses and other current assets	32,027	22,574
Total current assets	635,842	588,396

Deferred income taxes	8,961	10,061
Property, plant and equipment, net	298,058	299,435
Goodwill	583,448	594,949
Other intangible assets, net	523,898	554,694
Other assets	28,436	26,350
Total assets	$2,078,643	$2,073,885

Liabilities and Stockholders' Equity
Current liabilities
Notes and overdrafts payable	$21,789	$8,028
Accounts payable	107,030	94,803
Accrued liabilities	123,003	161,397
Long-term debt - current	824	862
Total current liabilities	252,646	265,090

Long-term debt	474,730	495,844
Accrued retirement benefits	110,241	115,057
Deferred income taxes	66,198	70,147
Other liabilities	19,648	15,954

Total stockholders' equity	1,155,180	1,111,793
Total liabilities and stockholders' equity	$2,078,643	$2,073,885

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six months ended June 30,
	2015	2014
Operating activities:
Net income	$63,303	$52,981
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,642	42,515
Amortization of convertible debt discount	—	731
(Gain) loss on disposition of property, plant and equipment	(1,302)	78
Stock compensation expense	4,890	4,108
Withholding taxes paid on stock issuances	(746)	(806)
Changes in assets and liabilities:
Accounts receivable	(8,902)	(39,359)
Inventories	(2,768)	(6,409)
Prepaid expenses and other current assets	(10,448)	(3,204)
Accounts payable	14,742	12,796
Accrued liabilities	(14,202)	2,934
Deferred income taxes	629	1,307
Long-term retirement benefits	(745)	(4,326)
Other	1,818	1,567
Net cash provided by operating activities	85,911	64,913

Investing activities:
Proceeds from disposition of property, plant and equipment	2,058	474
Payments for the sale of businesses	—	(1,181)
Capital expenditures	(22,376)	(25,802)
Component Repair Program payments	(19,000)	(41,000)
Other	(651)	(858)
Net cash used by investing activities	(39,969)	(68,367)

Financing activities:
Net change in other borrowings	13,738	11,186
Payments on long-term debt	(85,821)	(78,467)
Proceeds from the issuance of long-term debt	68,722	90,383
Payment of assumed liability to Otto Männer Holding AG	—	(19,796)
Proceeds from the issuance of common stock	9,691	9,395
Common stock repurchases	(11,465)	(8,389)
Dividends paid	(13,126)	(11,937)
Excess tax benefit on stock awards	1,574	2,671
Other	8,487	(137)
Net cash used by financing activities	(8,200)	(5,091)

Effect of exchange rate changes on cash flows	(1,814)	(71)
Increase (decrease) in cash and cash equivalents	35,928	(8,616)

Cash and cash equivalents at beginning of period	46,039	70,856
Cash and cash equivalents at end of period	$81,967	$62,240

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BARNES GROUP INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in thousands)
(Unaudited)

	Six months ended June 30,
	2015	2014
Free cash flow:
Net cash provided by operating activities	$85,911	$64,913
Capital expenditures	(22,376)	(25,802)
Free cash flow (1)	$63,535	$39,111

Notes:
(1) The Company defines free cash flow as net cash provided by operating activities less capital expenditures. The Company believes that the free cash flow metric is useful to investors and management as a measure of cash generated by business operations that can be used to invest in future growth, pay dividends, repurchase stock and reduce debt. This metric can also be used to evaluate the Company's ability to generate cash flow from business operations and the impact that this cash flow has on the Company's liquidity.

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BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended June 30,				Six months ended June 30,
	2015	2014	% Change		2015	2014	% Change
SEGMENT RESULTS
Operating Profit - Industrial Segment (GAAP)	$29,979	$28,765	4.2		$60,958	$48,140	26.6
Männer short-term purchase accounting adjustments	630	1,881			1,481	6,782
Restructuring charges	—	2,302			—	5,052
Operating Profit - Industrial Segment as adjusted (Non-GAAP) (1)	$30,609	$32,948	(7.1)		$62,439	$59,974	4.1

Operating Margin - Industrial Segment (GAAP)	14.8%	13.5%	130	bps.	15.1%	11.6%	350	bps.
Operating Margin - Industrial Segment as adjusted (Non-GAAP) (1)	15.1%	15.5%	(40)	bps.	15.5%	14.4%	110	bps.

CONSOLIDATED RESULTS
Operating Income (GAAP)	$50,649	$45,381	11.6		$94,544	$80,506	17.4
Männer short-term purchase accounting adjustments	630	1,881			1,481	6,782
Restructuring charges	—	2,302			—	5,052
Operating Income as adjusted (Non-GAAP) (1)	$51,279	$49,564	3.5		$96,025	$92,340	4.0

Operating Margin (GAAP)	16.1%	14.1%	200	bps.	15.4%	12.7%	270	bps.
Operating Margin as adjusted (Non-GAAP) (1)	16.3%	15.4%	90	bps.	15.6%	14.6%	100	bps.

Diluted Net Income per Share (GAAP)	$0.61	$0.54	13.0		$1.14	$0.95	20.0
Männer short-term purchase accounting adjustments	0.01	0.02			0.02	0.09
Restructuring charges	—	0.03			—	0.06
Diluted Net Income per Share as adjusted (Non-GAAP) (1)	$0.62	$0.59	5.1		$1.16	$1.10	5.5

	Full-Year 2014		Full-Year 2015 Outlook
Diluted Income from Continuing Operations per Share (GAAP)	$2.16		$2.43	to	$2.53
Männer short-term purchase accounting adjustments	0.11			0.02
Restructuring charges	0.07			—
Diluted Income from Continuing Operations per Share as adjusted (Non-GAAP) (1)	$2.34		$2.45	to	$2.55

Notes:
(1) The Company has excluded short-term purchase accounting adjustments related to its Männer acquisition in 2015 and 2014 and restructuring charges related to the closure of production operations at the Company's Associated Spring facility located in Saline, Michigan in 2014 from its "as adjusted" financial measurements. Management believes that these adjustments provide the Company and its investors with an indication of our baseline performance excluding items that are not considered to be reflective of our ongoing results. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's performance. Accordingly, the measurements have limitations depending on their use.